                                                                    Exhibit 4.12


--------------------------------------------------------------------------------





                                UNITED EQUIPMENT

                            NOTE PURCHASE AGREEMENT

                           Dated as of July 31, 2000

                                    between

                            UNITED AIR LINES, INC.,

                                      and

                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                   as Pass Through Trustee under each of the
             United Airlines 2000-1 Pass Through Trust Agreements,
           Subordination Agent and United Equipment Indenture Trustee






--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.   Purchase of United Equipment Notes...........................     2
             ----------------------------------
SECTION 1.A. Certain Definitions..........................................     2
             -------------------
SECTION 2.   [Reserved]...................................................     3
             ----------
SECTION 3.   Conditions Precedent.........................................     3
             --------------------
SECTION 4.   Representations, Warranties and Covenants of United..........     8
             ---------------------------------------------------
SECTION 5.   Representations, Warranties and Covenants of Other Parties...    10
             ----------------------------------------------------------
SECTION 6.   Notices......................................................    15
             -------
SECTION 7.   Expenses.....................................................    15
             --------
SECTION 8.   Miscellaneous................................................    16
             -------------

SCHEDULES

Schedule I   Names, Addresses and Wire Instructions

Schedule II  United Equipment Notes, Purchasers and Purchase Prices

                    UNITED EQUIPMENT NOTE PURCHASE AGREEMENT


     This UNITED EQUIPMENT NOTE PURCHASE AGREEMENT, dated as of July 31, 2000 (this "Agreement"), between UNITED AIR LINES, INC., a Delaware corporation
       ---------
("United"), and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL
 -------
ASSOCIATION, a national banking association (the "Bank"), not in its individual
                                                  ----
capacity, except as otherwise expressly provided herein, but solely as trustee (in such capacity, the "Pass Through Trustee") under each of the five separate
                        --------------------
Pass Through Trust Agreements (as defined below), subordination agent (in such capacity, the "Subordination Agent"), and indenture trustee (in such capacity,
               -------------------
the "United Equipment Indenture Trustee") under the United Equipment Indentures
     ----------------------------------
(as defined below).

     WHEREAS, United is the owner of one Boeing 757-222 aircraft, six Airbus 320-232 aircraft, two Boeing 767-322 ER aircraft and four Boeing 777-222 ER aircraft (collectively, the "Aircraft") for which it desires to obtain
                             --------
financing;

     WHEREAS, pursuant to each Trust Indenture and Mortgage, dated as of the date hereof (each, a "United Equipment Indenture"), between United and the
                      --------------------------
United Equipment Indenture Trustee thereunder, United proposes to issue up to four series of equipment notes (the "United Equipment Notes"), of which United
                                     ----------------------
proposes to issue three series on the Closing Date and may, in the future, issue such fourth series, all of which, regardless of when issued, are to be secured by the mortgage and security interest in the related Aircraft and rights under the Confirmations (as defined in the United Equipment Indentures) granted pursuant to such United Equipment Indenture by United in favor of the related United Equipment Indenture Trustee and to be subject to the subordination provisions contained therein;

     WHEREAS, pursuant to the Confirmations, AFE Trust agrees to make certain floating rate interest payments to United and United agrees to make certain fixed rate interest payments to AFE Trust;

     WHEREAS, Series A-1 United Equipment Notes, Series A-2 United Equipment Notes, and Series B United Equipment Notes with respect to each Aircraft (each, a "Series") will be issued on the Closing Date (as defined in Section 1 below)
   ------                                                     ---------
to the Subordination Agent acting on behalf of the Pass Through Trustee for the applicable Pass Through Trust as evidence of United's indebtedness to the Pass Through Trustee;

     WHEREAS, pursuant to each of the Pass Through Trust Supplements (the "Trust
                                                                           -----
Supplements"; and together with the Basic Pass Through Trust Agreement, the
-----------
"Pass Through Trust Agreements"), on the Closing Date (as defined in Section 1
 -----------------------------                                       ---------
below), a separate grantor trust (each, a "Pass Through Trust") will be created
                                           ------------------
to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of enhanced pass through certificates pursuant thereto (collectively, the "Pass Through Certificates") to provide the
                                     -------------------------
financing of the Aircraft;

     WHEREAS, part of the proceeds from the issuance and sale of the Pass Through Certificates will be applied by the Subordination Agent, acting on behalf of the Pass Through Trustee, to purchase from United on behalf of each Pass Through Trust, the United Equipment Notes bearing the same interest rate as the Pass Through Certificates issued by the related Pass Through Trust; and

     WHEREAS, concurrently with the execution and delivery of this Agreement,
(i) Landesbank Hessen-Thuringen Girozentrale, a public law banking institution organized under the law of Germany (the "Liquidity Provider") entered into three
                                         ------------------
revolving credit agreements (each, a "Liquidity Facility") for the benefit of
                                      ------------------
the United Airlines 2000-1A-1 Pass Through Trust, the United Airlines 2000-1A-2 Pass Through Trust, and the United Airlines 2000-1B Pass Through Trust, with the Subordination Agent, as agent and trustee for the Pass Through Trustee on behalf of each such Pass Through Trust; and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");
                                             -----------------------

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1.     Purchase of United Equipment Notes.  (a) Subject
                              ----------------------------------
to the satisfaction or waiver of the conditions set forth herein, on July 31, 2000, or on such other date agreed to by the parties hereto (the "Closing
                                                                  -------
Date"):
----

          (i) the Pass Through Trustee for each Pass Through Trust shall pay to United the purchase price set forth on Schedule II for each United
                                               -----------
     Equipment Note being issued and sold by United to such Pass Through Trust; and

          (ii) United shall issue, pursuant to Article II of each United Equipment Indenture, to the Subordination Agent, on behalf of the Pass Through Trustee for each of the Pass Through Trusts, a United Equipment Note having the Series, maturity date and principal amount and bearing the interest rate set forth on Schedule II opposite the name of such Pass
                                -----------
     Through Trust.

          (b)   All payments pursuant to Section 1(a)(i) shall be made in
                                       -----------------
immediately available funds to such accounts and at such banks as United shall designate on Schedule I or as it may otherwise designate in writing not less
             ----------
than one Business Day prior to the Closing Date.

          SECTION 1.A.  Certain Definitions.  (a) As used in this Agreement and
                        -------------------
unless otherwise expressly provided, the following capitalized terms shall have the following respective meanings:

          "FAA" means the Federal Aviation Administration.

          "Federal Aviation Act" means Title 49 of the United States Code (Transportation), as amended.

          "Fundamental Documents" shall mean, collectively (i) any document that is an "Operative Document," a "Pass Through Document" or a "Fundamental Document" under this Agreement, any United Equipment Note or any United Equipment Indenture and (ii) any amendment to any of the foregoing executed in connection with the transactions contemplated hereby.

          "Operative Documents" shall mean any document that is an Operative Document under a United Equipment Indenture.

     (b) Unless otherwise specifically defined herein, capitalized terms used in this Agreement shall have the respective meanings specified in the Intercreditor Agreement.

          SECTION 2.  [Reserved.]
                       --------

          SECTION 3.   Conditions Precedent.  (a)  Conditions Precedent to the
                       --------------------        ---------------------------
Obligations of the Pass Through Trustee.  The obligation of the Pass Through
---------------------------------------
Trustee to make the payments described in Section 1(a)(i) and to enter into the
                                          ---------------
Fundamental Documents to which it is a party are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent:

          (i) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory or judicial authorities which, in the opinion of each Pass Through Trustee, would make it a violation of law or regulations for the Pass Through Trustee to make the payments described in Section 1(a), to execute, deliver and perform the
                               ------------
     Fundamental Documents, to acquire the United Equipment Notes or to realize the security afforded by the United Equipment Indentures.

          (ii) United shall have tendered the United Equipment Notes to the applicable United Equipment Indenture Trustee for authentication and shall have tendered the United Equipment Notes to the Subordination Agent on behalf of the Pass Through Trustee in accordance with Section 1.
                                                           ---------

          (iii) The Pass Through Trustee shall have received duly authorized and validly executed counterparts or conformed copies of the following documents in form and substance satisfactory to the Pass Through Trustee and all such documents shall be in full force and effect:

                (A)  this Agreement;

                (B) the Basic Pass Through Trust Agreement and each Trust Supplement;

               (C)  the Intercreditor Agreement;

               (D) the Liquidity Facility for each of the Class A-1 Trust, the Class A-2 Trust, and the Class B Trust;

               (E) each Loan Certificate Purchase Agreement (as defined in the AFE Indenture);

               (F)  the AFE Note Purchase Agreement;

               (G)  the Confirmations;

               (H)  the AFE Indenture;

               (I)  the AFE Notes;

               (J) the Leveraged Lease Documents (as defined in the AFE Note Purchase Agreement) with respect to the Leased Aircraft (as defined in the AFE Note Purchase Agreement);

               (K)  the United Equipment Indentures;

               (L) the AFE Trust Agreement (as defined in the AFE Note Purchase Agreement);

               (M)  the Owned Aircraft Indentures;

               (N) the Assignment Agreements (as defined in the AFE Note Purchase Agreement);

               (O)  the 747 Leased Equipment Note Purchase Agreement;

               (P) the AFE Certificate Purchase Agreement (as defined in the AFE Note Purchase Agreement);

               (Q)  the Class C-1 Certificate Purchase Agreement;

               (R)  the Class C-2 Certificate Purchase Agreement; and

               (S)  the Underwriting Agreement.

          (iv) Uniform Commercial Code financing statements covering all the security interests created by or pursuant to the Granting Clause of each United Equipment Indenture shall have been executed and delivered by United and the relevant United Equipment Indenture Trustee, and such financing statements shall have been duly filed or arrangements satisfactory to the Pass Through Trustee shall have been made for filing within 10 days after the Closing Date, with the Secretary of State of the State of Illinois and any other places deemed necessary or advisable.

          (v) The Pass Through Trustee shall have received the following, in each case in form and substance satisfactory to it:

                (A) a certified copy of the Restated Certificate of Incorporation and By-Laws of United and a copy of resolutions of the board of directors of United or the executive committee thereof, certified by the Secretary or an Assistant Secretary of United, duly authorizing the execution, delivery and performance by United of this Agreement and each other Fundamental Document required to be executed and delivered by United in accordance with the provisions hereof and thereof;

                (B) a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of each United Equipment Indenture Trustee and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of such parties, respectively, which authorize the execution, delivery and performance by each United Equipment Indenture Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which it is a party, together with such other documents and evidence with respect to each United Equipment Indenture Trustee and the Subordination Agent as the Pass Through Trustee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth; and

                (C) a certificate signed by the Secretary or an Assistant Secretary of each of United, each United Equipment Indenture Trustee and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

          (vi) On the Closing Date, (A) the representations and warranties of United contained in Section 4 and the representations and warranties of
                         ---------
     each United Equipment Indenture Trustee and the Subordination Agent contained in Section 5 shall be true and correct in all material respects
                  ---------
     as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date), and (B) no event shall have occurred and be continuing, or would result from the transactions contemplated hereby, which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Indenture Default under any United Equipment Indenture.

          (vii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee from (A) the General Counsel or Assistant General Counsel for United, (B) Vedder, Price, Kaufman & Kammholz, special counsel for United, and (C) Mayer, Brown & Platt, special counsel for United, in each case with respect to such matters and in form and substance reasonably satisfactory to the Pass Through Trustee.

          (viii) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and United from (A) in house German counsel of the Liquidity Provider, in each case in form and substance reasonably satisfactory to the Pass Through Trustee, and (B) Winthrop, Stimson, Putnam & Roberts, special counsel for the Liquidity Provider.

          (ix) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and United from Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, in form and substance reasonably satisfactory to the Pass Through Trustee.

          (x) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and United from Bingham Dana LLP, special counsel for the United Equipment Indenture Trustees and the Pass Through Trustee, in form and substance reasonably satisfactory to the Pass Through Trustee.

          (xi) The Pass Through Trustee shall have received an opinion addressed to the Pass Through Trustee and United from Mayer, Brown & Platt, special New York counsel for United, in form and substance reasonably satisfactory to the Pass Through Trustee.

          (xii) The Pass Through Trustee shall have received an independent insurance broker's report, and certificates of insurance, in form and substance reasonably satisfactory to it, as to the due compliance with the terms of Section 4.03 of each United Equipment Indenture with respect to the Aircraft.

          (xiii) The Pass Through Trustee shall have received a report from each of the Appraisers as to the base value of the Aircraft, in form and substance satisfactory to the Pass Through Trustee and United.

          (xiv) The conditions precedent to the transactions specified in the Underwriting Agreement, the AFE Note Purchase Agreement and the 747 Leased Equipment Note

     Purchase Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

          (xv) With respect to each Aircraft, the applicable United Equipment Indenture shall have been duly filed with the FAA.

          (xvi) The conditions precedent under each Participation Agreement relating to an Aircraft shall have been satisfied (or waived) in accordance with the terms thereof.

Promptly upon the recording of the United Equipment Indentures pursuant to the Federal Aviation Act, United shall cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to the Pass Through Trustee an opinion as to the due recording by the FAA of the United Equipment Indentures and the lack of any intervening filings with respect to the Aircraft.

     (b)  Conditions Precedent to the Obligations of United.  The obligations of
          -------------------------------------------------
United to participate in the transactions contemplated hereby and to enter into the Fundamental Documents to which United is a party are all subject to the fulfillment to the satisfaction of or waiver by United, on or prior to the Closing Date, of the following conditions precedent:

          (i)   Those documents described in Section 3(a)(iii) shall have been
                                             -----------------
     duly authorized, executed and delivered by the respective party or parties thereto (other than United) in the manner specified in Section 3(a)(iii),
                                                            -----------------
     shall each be satisfactory in form and substance to United, shall be in full force and effect on the Closing Date, and an executed counterpart of each thereof shall have been delivered to United or counsel for United.

          (ii) United shall have received a copy of the organizational documents, by-laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of each United Equipment Indenture Trustee, the Pass Through Trustee and the Subordination Agent, certified as of the Closing Date by the Secretary or an Assistant Secretary of each such party, respectively, that authorize the execution, delivery and performance by each United Equipment Indenture Trustee, the Pass Through Trustee and the Subordination Agent, respectively, of all the Fundamental Documents to which each such party is a party, together with such other documents and evidence with respect to each United Equipment Indenture Trustee, the Pass Through Trustee and the Subordination Agent as United or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth herein.

          (iii) A certificate signed by the Secretary or an Assistant Secretary of each United Equipment Indenture Trustee, the Pass Through Trustee and the Subordination Agent as to the Person or Persons authorized to execute and deliver this Agreement and any other Fundamental Document to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

          (iv) The representations and warranties of each United Equipment Indenture Trustee, the Pass Through Trustee and the Subordination Agent contained in Section 5 shall be true and correct in all material respects
                  ---------
     as of the Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

          (v)    United shall have received the opinions set forth in Sections
                                                                      --------
     3(a)(vii)-3(a)(xi) (except receipt by United of the opinions set forth in
     --------- --------
     Sections 3(a)(vii) and 3(a)(xi) shall not be a condition precedent to its
     ------------------     --------
     obligations hereunder), in each case addressed to United and dated the Closing Date and otherwise in form and substance satisfactory to United.

          (vi) United shall have received a copy of the reports required to be delivered pursuant to Section 3(a)(xiii).
                           ------------------

          (vii) The conditions precedent to the transactions specified in the Underwriting Agreement, the AFE Note Purchase Agreement and the 747 Leased Equipment Note Purchase Agreement shall have been satisfied (or waived) in accordance with the terms thereof.

          (viii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of United, would make it a violation of law or regulations for United to enter into any transaction contemplated by the Fundamental Documents.

                 SECTION 4.  Representations, Warranties and Covenants of
                             --------------------------------------------
United. United represents, warrants and covenants to the Pass Through Trustee
------
and each United Equipment Indenture Trustee that:

          (1) United is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is an "air carrier" within the meaning of 49 U.S.C. 40102(a)(15); holds a certificate of public convenience and necessity in accordance with 49 U.S.C. Section 41102, and an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102; has its chief executive office (as such term is defined in Article 9 of the Uniform Commercial
Code) in Elk Grove Township, Illinois; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on the ability of United to perform its obligations under the Fundamental Documents to which it is a party; holds all material licenses, certificates, permits and franchises from the appropriate agencies of the United

States of America and/or all other governmental authorities having jurisdiction, necessary to authorize United to engage in air transport and to carry on scheduled passenger service, in each case as presently conducted; and has, or had on the respective dates of execution thereof, the corporate power and authority to conduct its business as it is presently being conducted, and to enter into and perform its obligations under this Agreement, the United Equipment Notes issued under the United Equipment Indentures and each other Fundamental Document to which it is a party.

          (2) The execution, delivery and performance by United of this Agreement, the United Equipment Notes issued under the United Equipment Indentures and each other Fundamental Document to which it is a party have been duly authorized by all necessary corporate action on the part of United, do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of United, except such as have been duly obtained, and none of the execution, delivery and performance by United of this Agreement, such United Equipment Notes or such Fundamental Documents contravenes any law, judgment, governmental rule, regulation or order binding on United or the certificate of incorporation or by-laws of United or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens (as defined in the United Equipment Indentures)) upon the property of United under, its certificate of incorporation or bylaws, or any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which United is a party or by which it or its properties may be bound or affected which contravention, default or Lien, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the ability of United to perform its obligations under the Fundamental Documents to which it is a party.

          (3) Neither the execution and delivery by United of this Agreement, the United Equipment Notes issued under the United Equipment Indentures or any other Fundamental Document to which it is a party nor the performance by United of its obligations hereunder or thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state, local or foreign government authority or agency, except for (A) any required qualifications of each Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended, pursuant to an order of the Securities and Exchange Commission, (B) the filings referred to in
Section 3(a)(iv), (C) authorizations, consents, approvals, actions, notices and
----------------
filings required to be obtained, taken, given or made, the failure to obtain, take, give or make would not have a material adverse effect on the financial condition, properties or results of operations of United, (D) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained after the Closing Date, and (E) the recordings with the FAA described in the opinion referred to in Section 3(a)(ix).
               ----------------

          (4) This Agreement, the United Equipment Notes issued under the United Equipment Indentures and each other Fundamental Document to which United is a party have been duly executed and delivered by United and constitute legal, valid and binding obligations of United enforceable against United in accordance with the terms thereof, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          (5) There has not occurred any event that constitutes an Indenture Default under any United Equipment Indenture that is presently continuing and there has not occurred any event that constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss (as defined in the applicable United Equipment Indenture) under any United Equipment Indenture.

          (6) Neither United nor anyone acting on behalf of United has offered any interest in any Pass Through Certificate or any United Equipment Note in a manner that would violate the Securities Act of 1933, as amended, the regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state.

          (7) Neither United nor any subsidiary of United is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (8) Except for the proceedings described in the discussion of Legal Proceedings in United's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequently filed Form 10-Qs filed prior to the Closing Date, there are no pending or, to the knowledge of United, threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) would have a material adverse effect on the financial condition of United or the ability of United to perform its obligations hereunder or under any Fundamental Document to which United is a party.

          (9) None of the proceeds from the sale of the United Equipment Notes will be used directly or indirectly by United to purchase or carry any "margin stock" as such term is defined in Regulation T or U of the Board of Governors of the Federal Reserve System.

          (10) United agrees to pay to the Subordination Agent any amounts required to be paid by the Subordination Agent pursuant to Sections 2.03, 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 of any Liquidity Facility.

          (11) United agrees to give each United Equipment Indenture Trustee and the Pass Through Trustee at least 30 days' prior written notice of any relocation of its chief executive office from its present location.

          (12) If United were to become a debtor under the Bankruptcy Code, each United Equipment Indenture Trustee, as mortgagee under the related United Equipment Indenture, would be entitled with respect to all obligations secured thereby to the benefits of Section 1110 of the Bankruptcy Code with respect to the relevant Aircraft.

          (13) Each Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect.

          (14) With respect to the Aircraft, the applicable United Equipment Indenture has been duly filed for recording with the FAA pursuant to the Federal Aviation Act.

                SECTION 5.   Representations, Warranties and Covenants of Other
                             --------------------------------------------------
Parties.  Each of the parties below represents, warrants and covenants to each
-------
of the other parties to this Agreement as follows:

          (1) Each United Equipment Indenture Trustee represents, warrants and covenants that:

               (i) such United Equipment Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15) (without making use of a voting trust agreement, voting powers agreement or similar arrangements) and will resign as United Equipment Indenture Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, and has, or had on the respective dates of execution thereof, the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party, to authenticate the United Equipment Notes and to carry out its obligations under this Agreement and each other Fundamental Document to which it is a party;

               (ii) the execution and delivery by such United Equipment Indenture Trustee of this Agreement and each other Fundamental Document to which it is a party, the authentication of the United Equipment Notes and the performance by such United Equipment Indenture Trustee of its obligations under this Agreement and each other Fundamental Document to which it is a party have been duly authorized by such United Equipment Indenture Trustee and will not violate its charter or by-laws, the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound or any federal or Connecticut law or regulation relating to the banking, trust or fiduciary powers of such United Equipment Indenture Trustee;

               (iii) this Agreement and each other Fundamental Document to which such United Equipment Indenture Trustee is a party have been duly authorized, executed and delivered by such United Equipment Indenture Trustee; this Agreement constitutes, and each Fundamental Document to which such United Equipment

          Indenture Trustee is a party, when it has been executed and delivered by such United Equipment Indenture Trustee, will constitute, the legal, valid and binding obligations of such United Equipment Indenture Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iv) no consent, approval, order or authorization of, giving of notice to, or registration or filing with, or taking of any other action in respect of, any Connecticut state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of such United Equipment Indenture Trustee is required for the execution and delivery of, or the carrying out by, such United Equipment Indenture Trustee, of any of the transactions contemplated by any of the Fundamental Documents to which such United Equipment Indenture Trustee is or is to be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken; and

               (v) there are no pending or threatened actions or proceedings against such United Equipment Indenture Trustee before any court or administrative agency which, if determined adversely to it, would have a material adverse effect on the ability of such United Equipment Indenture Trustee to perform its obligations under this Agreement or any other Fundamental Document executed by such United Equipment Indenture Trustee in connection with the transactions contemplated by the Fundamental Documents.

          (2)  The Pass Through Trustee represents, warrants and covenants that:

               (i) the Pass Through Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

               (ii) this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement and each other Fundamental Document to which the Pass Through Trustee is a party constitute the legal, valid and binding obligations of the Pass Through Trustee enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party, the purchase by the Pass Through Trustee of the United Equipment Notes pursuant to this Agreement, or the issuance and sale of the Pass Through Certificates pursuant to the Pass Through Trust Agreements, and the Purchase Agreements, contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's charter or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Pass Through Trustee of this Agreement or any of the other Fundamental Documents to which the Pass Through Trustee is a party, nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Pass Through Trustee of this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements), and there are no Taxes payable by the Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Pass Through Trustee of any of the United Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Pass Through Trustee for services rendered in connection with the transactions contemplated by the Pass Through Trust Agreements);

               (vi) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would have a material adverse effect on the ability of the Pass Through Trustee to perform its obligations under this Agreement or any other Fundamental Document to which the Pass Through Trustee is a party;

               (vii) except for the issue and sale of the United Equipment Notes contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any United Equipment Notes for sale to any Person or solicited any offer to acquire any United Equipment Notes from any Person, nor has the Pass Through Trustee authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Pass Through Trustee is not in default under any Pass Through Trust Agreement; and

               (viii) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with United.

          (3)  The Subordination Agent represents, warrants and covenants that:

               (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States of America pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each other Fundamental Document to which it is a party and to perform its obligations hereunder and thereunder;

               (ii) this Agreement and each other Fundamental Document to which it is a party have been duly authorized, executed and delivered by the Subordination Agent; this Agreement and each other Fundamental Document to which it is a party constitute the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

               (iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party contravene any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and does not contravene or result in any breach of, or constitute a default under, the Subordination Agent's charter or by-laws or any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

               (iv) neither the execution and delivery by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party nor the consummation by the Subordination Agent of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

               (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement or any other Fundamental Document to which the Subordination Agent is a party (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any Liquidity Facility), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the United Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any Liquidity Facility);

               (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement or any other Fundamental Document to which the Subordination Agent is a party;

               (vii) the Subordination Agent has not directly or indirectly offered any United Equipment Notes for sale to any Person or solicited any offer to acquire any United Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and the Subordination Agent is not in default under any Liquidity Facility; and

               (viii) the Subordination Agent is not directly or indirectly controlling, controlled by or under common control with United.

               SECTION 6.  Notices.  Unless otherwise specifically provided
                           -------
herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective five days after being deposited in the United States mail, with proper postage for first-class registered or certified mail prepaid, or when delivered personally or, if promptly confirmed by mail as provided above, when dispatched by facsimile or other written telecommunication, addressed, if to United, the Pass Through Trustee, the Subordination Agent or any United Equipment Indenture Trustee, at their respective addresses or facsimile numbers set forth on
Schedule 1.
----------

               SECTION 7.  Expenses.  All of the reasonable out-of-pocket costs,
                           --------
fees and expenses incurred by the Pass Through Trustee, the Subordination Agent, the Liquidity Provider and the United Equipment Indenture Trustees in connection with the transactions contemplated by this Agreement shall be paid on or prior to the Closing Date by United on a net after-tax basis.

               SECTION 8.  Miscellaneous.  (a)  Provided that the transactions
                           -------------
contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of United, each United Equipment Indenture Trustee, the Subordination Agent and the Pass Through Trustee, and United's, each United Equipment Indenture Trustee's, the Subordination Agent's and the Pass Through Trustee's obligations hereunder, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

          (b) This Agreement may be executed in any number of counterparts and each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended or waived orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment or waiver is sought; and no such termination, amendment or waiver shall be effective unless a signed copy thereof shall have been delivered to each United Equipment Indenture Trustee. The table of contents preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, United and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee properly appointed) under any of the Trust Supplements, any United Equipment Indenture Trustee and its successors as United Equipment Indenture Trustee (and any additional United Equipment Indenture Trustee properly appointed) under any United Equipment Indenture and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

          (c) This Agreement is not intended to, and shall not, provide any Person not a party hereto with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement; provided, however, that each of the parties hereto agrees
                    --------  -------
and acknowledges that the Liquidity Provider shall be a third party beneficiary of each of the representations and warranties made herein by such party, and that the Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to the Liquidity Provider directly. The terms of this Agreement shall inure to the benefit of the Liquidity Provider, its successors and permitted assigns.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          (e) Each of the parties hereto hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Fundamental Document, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail, postage prepaid, to each party hereto at its address set forth in Schedule I,
                                                                    ----------
          or at such other address of which the other Person shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (f) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM

RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        UNITED AIR LINES, INC.



                                        By:_____________________________
                                           Name:
                                           Title:

                         STATE STREET BANK AND TRUST COMPANY
                         OF CONNECTICUT, NATIONAL ASSOCIATION,
                         not in its individual capacity, except as otherwise provided herein, but solely as United Equipment Indenture Trustee, Pass Through Trustee and Subordination Agent


                         By:_________________________________________________
                            Name:
                            Title:

                                 SCHEDULE I to
                    United Equipment Note Purchase Agreement

                     NAMES; ADDRESSES AND WIRE INSTRUCTIONS
                     --------------------------------------

UNITED:
------

Address for Notices:

    If by U.S. Mail
    ---------------
    United Air Lines, Inc.
    P.O. Box 66100
    WHQFT
    Chicago, IL 60666
    Attention: Vice President and Treasurer
    Telecopy:  (847) 700-7117

    If by Overnight Delivery Service
    --------------------------------

    United Air Lines, Inc.
    1200 East Algonquin Road
    WHQFT
    Elk Grove Township, IL 60007
    Attention: Vice President and Treasurer
    Telecopy:  (847) 700-7117

PASS THROUGH TRUSTEE, SUBORDINATION AGENT AND UNITED EQUIPMENT INDENTURE
------------------------------------------------------------------------
TRUSTEE:
-------

Address for Notices:

State Street Bank and Trust Company
of Connecticut, National Association
225 Asylum Street
Goodwin Square
Hartford, Connecticut 06103
Attention: Corporate Trust Division
Telecopy: (860) 244-1881

and

State Street Bank and Trust Company
of Connecticut, National Association
c/o 2 Avenue de Lafayette, 6/th/ Floor
Boston, Massachusetts 02111-1724
Attention: Corporate Trust
Telecopy: (617) 662-1465

                                 SCHEDULE II to
                    United Equipment Note Purchase Agreement

                            UNITED EQUIPMENT NOTES,
                         PURCHASERS AND PURCHASE PRICE
                         -----------------------------


                           [To be completed by VPKK]


Series                   Purchaser                          Principal Amount
------                   ---------                          ----------------
                         Interest Rate
                         -------------